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                                  EXHIBIT 11.01


                       INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE


                                                            FOR THE FISCAL YEAR ENDED JUNE 30,
                                                       -------------------------------------------
                                                          1999             1998             1997
                                                       ---------        ---------        ---------
     BASIC:

              Weighted average common
               Shares outstanding                      3,552,148        3,264,966        3,239,187
                                                       =========        =========        =========

              Net Income                               3,817,900        2,262,500          315,500
                                                       =========        =========        =========

              Basic net income per common share             1.07             0.69             0.10
                                                       =========        =========        =========

     DILUTED:

              Weighted average common
               Shares outstanding  (basic)             3,552,148        3,264,966        3,239,187

              Dilutive stock options                     279,112          161,752          206,139
                                                       ---------        ---------        ---------

              Weighted average common
               Shares outstanding (diluted)            3,831,260        3,426,718        3,445,326
                                                       =========        =========        =========

              Net Income                               3,817,900        2,262,500          315,500
                                                       =========        =========        =========

              Diluted net income per common share      $    1.00             0.66             0.09
                                                       =========        =========        =========


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